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                                                        Exhibit (11)(c)

                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 15, 2001, relating to the financial statements and financial highlights which appear in the April 30, 2001 Annual Reports to Shareholders of State Street Research Strategic Income Fund and State Street Research Concentrated Large-Cap Value Fund (each a series of State Street Research Securities Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts

August 29, 2001